Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Hollywood Entertainment EDU Holding, Inc. (the “Company”) for the quarter ended March  31, 2011, I, Hollis Liu, President of the Company and I, Alan J. Bailey Chief Financial Officer hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.           Such Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2011

/s/ Hollis Liu
Hollis Liu
President
(Principal Executive Officer)

/s/ Alan J. Bailey
Alan J. Bailey
(Principal Financial and Accounting Officer)